UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2014

DORAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Puerto Rico	001-31579	66-0312162
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico		00920-2717
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (787) 474-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 8, 2014, Doral Bank (the “Bank”), a wholly-owned subsidiary and the principal operating unit of Doral Financial Corporation (the “Company”), received a letter (the “Capital Plan Letter”) from the Federal Deposit Insurance Corporation (the “FDIC”) stating that the FDIC had received the Bank’s Capital Restoration Plan and Contingency Plan (the “Capital Plan”) dated October 28, 2014. As previously disclosed by the Company, the Capital Plan was filed in response to both the Consent Order (as defined below) and the two prompt corrective action letters from the FDIC, one dated June 12, 2014 and the other dated September 26, 2014, requiring the Bank to increase capital in an amount sufficient to comply with the minimums required by the Consent Order or submit a contingency plan for the sale, merger or liquidation of the Bank. Accordingly, the Capital Plan has two components, the first being a capital restoration plan and the second being a contingency plan. The Capital Plan Letter noted that (i) the Bank had submitted the Capital Plan past the required filing date, (ii) the FDIC had determined that the capital restoration plan portion of the Capital Plan did not meet all the criteria for a capital restoration plan, and (iii) although the contingency plan portion of the Capital Plan does appear intended to comply with the August 12, 2012 consent order that the Bank entered into with the FDIC and the Office of the Commissioner of Financial Institutions of Puerto Rico (the “Consent Order”), the FDIC requires more specificity in the contingency plan. Accordingly, the FDIC has directed the Bank to promptly resubmit the Capital Plan to more comprehensively comply with the regulatory requirements governing such plans.

On December 10, 2014 the Bank submitted to the FDIC an updated Capital Plan (the “Updated Plan”). The Updated Plan is designed to allow the Company and the Bank to seek to maximize the value of the Company’s and the Bank’s assets on behalf of their stakeholders, including pursuing all claims available against the Government of Puerto Rico, and to minimize the risk of any loss to the Deposit Insurance Fund. The Updated Plan covers potential actions that will require the support of the FDIC.

The FDIC can accept the Updated Plan, reject it or require additional information before determining what additional actions it may take in response to the Updated Plan. The Company intends to continue to adapt its plans in response to the FDIC’s comments and to comply with the FDIC’s directives. If the FDIC does not accept the Updated Plan or continue to work with the Company to develop an acceptable plan the FDIC can take additional regulatory action against the Bank. Doral is unable to predict what regulatory actions the FDIC may take involving Doral, including whether the FDIC will approve the Updated Plan. In addition, even if the FDIC approves the Updated Plan, Doral is unable to predict whether it will be able to successfully execute the Updated Plan.

For further risks and uncertainties that confront the Company and the Bank please refer to the Risk Factors under the heading “Item 1A. Risk Factors” in its Form 10-K for the fiscal year ending December 31, 2013 (the “Form 10-K”) as filed with the Securities and Exchange Commission (the “SEC”) on March 21, 2014 as well as all risks and cautionary statements filed under Item 8.01 of its Forms 8-K filed with the SEC since the filing of the Form 10-K.

FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995, as amended. In addition, the Company may make forward-looking statements in its other press releases, filings with the SEC or in other public or shareholder communications and its senior management may make forward-looking statements orally to analysts, investors, the media and others.

Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, but instead represent the Company’s current expectations regarding future events. Such forward-looking statements may be generally identified by the use of words or phrases such as “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “believe,” “expect,” “predict,” “forecast,” “anticipate,” “plan,” “outlook,” “target,” “goal,” and similar expressions and future conditional verbs such as “would,” “should,” “could,” “might,” “can” or “may” or similar expressions and include statements relating to the expected accounting treatment of the Commercial Assets and the Company’s preliminary financial results and estimated capital ratios.

The Company cautions readers not to place undue reliance on any of these forward-looking statements since they speak only as of the date made and represent the Company’s expectations of past or future conditions or results and are not guarantees of future performance. The Company does not undertake and specifically disclaims any obligations to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of those statements other than as required by law, including the requirements of applicable securities laws.

Forward-looking statements are, by their nature, subject to risks and uncertainties and changes in circumstances, many of which are beyond the Company’s control. Factors that could cause the Company’s actual results to differ materially from those described in forward-looking statements include the adequacy of the Company’s allowance for loan and lease losses, delinquency trends, the impact of general economic conditions, interest rate changes, capital markets conditions, capital adequacy and liquidity, the Company’s ability to obtain the FDIC’s consent to the Updated Plan and to successfully execute it if approved, the Company’s ability to continue to operate its business as a going concern, and the effect of legal or regulatory proceedings, tax legislation and tax rules, the Company’s ability to use its deferred tax assets and related reserves, the Company’s ability to collect the monies due to the Company or its subsidiaries from the Commonwealth and to qualify payment obligations from the Commonwealth as Tier 1 Capital at the Bank, compliance and regulatory matters and new accounting standards and guidance on the Company’s financial condition and results of operations. These factors and additional factors that may cause the Company’s results to differ from forward-looking statements are described more completely under the heading “Item 1A. Risk Factors” in the Form 10-K, which is available on the Company’s website at www.doralbank.com, as updated from time to time with the Company’s periodic and other reports filed and to be filed with the SEC.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION

Date: December 12, 2014	By:	/s/ Enrique R. Ubarri
Enrique R. Ubarri Executive Vice President and General Counsel